U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2008

High Velocity Alternative Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49950	98-0232018
(Commission File No.)	(IRS Employer Identification No.)

High Velocity Alternative Energy Corp
5841 West 66th Street
Bedford Park, IL 60638
(708) 496-9710
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

The Registrant issued a press release on July 2, 2008 regarding the Chapter 11 Bankruptcy Petition in the United States Bankruptcy Court for the Southern District of New York (Poughkeepsie), Case No. 08-35285, as well as its subsidiary Petroleum Products Corporation, Case No. 08-35286.

The Untied States Bankruptcy Court for the Southern District of New York has approved the Settlement Agreement between the Company and Highgate House Funds, Ltd., with a one time “lump sum” payment of $750,000, in full settlement of all amounts due and all claims by all parties against each other.  The Bankruptcy matter has been dismissed by the Court on the application of the Company.

Section 9 -- Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99.1	Press Release of July 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2008

High Velocity Alternative Energy Corp.

By: Robert Somerman
Robert Somerman, President